                                                                    EXHIBIT 10.2
                            CONTRIBUTION AGREEMENT


     THIS CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of this 3rd day of February, 1999, by and between GE ON-SITE POWER, INC., a Delaware corporation ("GEOSP") located at 1 River Road, Schenectady, New York 12345, and PLUG POWER, L.L.C., a Delaware limited liability company ("PP") located at 968 Albany-Shaker Road, Latham, New York 12110.


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, GEOSP has formed a single-member Delaware limited liability company known as GE Fuel Cell Systems, L.L.C. ("GEFCS"), for the sole purpose of marketing and selling (as a distributor), in the Territory, certain Products, Pre-Commercial Units, and Test & Evaluation Units manufactured by PP and providing Services, all as defined in and in accordance with that certain Distributor Agreement between GEFCS and PP dated February 2, 1999 (the "Distributor Agreement"); and

     WHEREAS, PP and GEOSP now wish for PP to become a member of GEFCS on the terms set forth in that certain proposed Amended and Restated Limited Liability Agreement, of even date herewith, between PP and GEOSP (the "LLC Agreement"); and

     WHEREAS, PP and GEOSP have determined that PP's admission as a member of GEFCS should be accomplished by an exchange by GEOSP of a membership interest in GEFCS for certain securities in PP;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the mutual benefits to be derived herefrom, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


     1. GEOSP hereby transfers to PP 25% of its membership interest in GEFCS, and shall execute such documents as may be necessary under Delaware law to effect such transfer.

     2. PP, in exchange for the 25% membership interest in GEFCS transferred to it by GEOSP, hereby grants and issues to GEOSP the following securities on the following terms:

     (a) 2,250,000 shares of the Class A membership interests of PP (the "Shares"). In the event that the LLC Agreement is terminated, GEOSP shall return a number of Shares to PP in accordance with the following schedule:

          (i) If termination occurs before the first anniversary of the LLC Agreement, then GEOSP shall return 1,500,000 Shares;

          (ii) if termination occurs on or after the first anniversary but before the second anniversary of the LLC Agreement, then GEOSP shall return 1,200,000 Shares;

          (iii) if termination occurs on or after the second anniversary but before the third anniversary of the LLC Agreement, then GEOSP shall return 900,000 Shares;

          (iv) if termination occurs on or after the third anniversary but before the fourth anniversary of the LLC Agreement, then GEOSP shall return 600,000 Shares;

          (v) if termination occurs on or after the fourth anniversary but before the fifth anniversary of the LLC Agreement, then GEOSP shall return 300,000 Shares; and

          (vi) on or after the fifth anniversary of the LLC Agreement, GEOSP shall not be required to return any Shares.

          Notwithstanding the foregoing schedule, if, at the time the LLC Agreement terminates, GEFCS has not incurred total expenses (including purchases of products and services) of at least $5 million, then GEOSP shall retain only that number of such shares equal to the quotient obtained by dividing the amount of operating expenses incurred by GEFCS through such date by $5.00, or the number of such shares to be retained according to the foregoing schedule, whichever is less. In the event that PP completes an initial public offering ("IPO"), GEOSP must hold all of its shares in PP until at least six months after the completion of the IPO. Otherwise, GEOSP may dispose of any of its shares in PP that are not subject to return to PP in accordance with this section. If GEOSP elects to dispose of any such shares, it shall first offer such shares to PP upon such terms as GEOSP has been offered by a third party purchaser ("Third Person"). GEOSP shall notify PP of the price and quantity of the shares proposed to be sold to the Third Person, and GEOSP shall provide PP with the first opportunity to purchase, valid for a period of 60 days, such quantity of shares at the price offered by the Third Person. If PP gives notice of its intent to exercise its right to purchase during the 60-day period, then it shall consummate the transaction on those terms within 30 days thereafter. If PP does not give notice of its intent to exercise its right to purchase during the 60-day period, then GEOSP can proceed with the offering to the Third Person. If, at any time during its continued negotiations with the Third Person, GEOSP offers a different price or different quantity of shares, or other materially different terms, then GEOSP will again provide PP with the first opportunity to purchase such shares at such price, and PP shall have the same 60-day notice and 30-day consummation periods. If, at any time, PP waives its right to purchase shares from GEOSP, then GEOSP shall have 120 days after such waiver to conclude its transaction with the Third Person.

     (b) An option to purchase up to 3,000,000 Shares, at an exercise price of $12.50 per Share (the "Option"). The Option will expire on the later of December 31, 2000, or the first anniversary of PP's IPO, but in any event the Option will expire no later than December 31, 2003. If the price per Share in the IPO exceeds $12.50, then GEOSP must exercise or surrender the Option in conjunction with such IPO. If the price per Share exceeds $12.50 in a private placement by PP concluded prior to December 31, 2000, with an aggregate value exceeding $10 million, then GEOSP must exercise or surrender the

          Option by December 31, 2000. If GEFCS is dissolved, then GEOSP will have 30 days to exercise or surrender its Option.

     3. The transfer by GEOSP referred to in Section 1 shall for tax purposes be treated as a contribution to PP of a 25% undivided interest in the assets of GEFCS and a contribution of those assets to GEFCS by PP.

     4. PP represents and warrants to GEOSP and GEFCS that it is acquiring its interest in GEFCS solely for investment purposes and not with a view to the distribution or resale thereof and acknowledges that its purchase of such interest is expressly subject to the terms and conditions, including but not limited to limitations on transferability, set forth in the LLC Agreement. PP will refrain from transferring or otherwise disposing of its membership interest in GEFCS, or any interest therein, in such manner as to cause GEOSP or GEFCS to be in violation of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

     5. GEOSP represents and warrants to PP that it is acquiring the Shares in PP for its own account for the purpose of investment, it being understood that the right to dispose of such shares will be entirely governed by terms and conditions of this Agreement. GEOSP will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause PP to be in violation of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws. GEOSP further agrees that any subsequent transfer by GEOSP or otherwise disposal of any of the Shares, other than as specifically allowed by this Agreement, will be subject to the transfer provisions of the Limited Liability Company Agreement, dated as of June 27, 1997, by and between Edison Development Corporation and Mechanical Technology Incorporated, as the same is amended from time to time (the "PP LLC Agreement"), and unless and until PP completes the IPO, shall cause the transferee of any such shares to agree in writing to be bound by the transfer provisions of the PP LLC Agreement.

     6. All other provisions of the LLC Agreement, when executed by PP and GEOSP, shall be fully incorporated herein by this reference, including but not limited to the indemnification provisions of Section 10.5 thereof. A party's claims for indemnification hereunder shall be aggregated with such party's indemnification claims under the LLC Agreement for purposes of the indemnification limitations set forth in Section 10.5(a) thereof.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized officers as of the day and year first written above.


GE ON-SITE POWER, INC.                  PLUG POWER, L.L.C.



By: /s/ Ricardo Artigas                 By: /s/ Gary Mittleman
    ------------------------------          -----------------------------------
    Ricardo Artigas, President              Gary Mittleman, President & CEO

                                      -3-